Exhibit 10.12

LOAN AGREEMENT (Amended and restated)

Loan Amount is $1,041,353

II. PARTIES. This loan agreement is made on the 31st of December, 2021 by and among Hour Loop, Inc, a Corporation organized under the laws of the State of Delaware (hereinafter known as “Borrower”) and Sam Lai and Sau Kuen Yu (hereinafter known as “Lender”). Borrower and Lender shall collectively be known herein as “the Parties”. “Borrower”) and Sam Lai and Sau Kuen Yu (hereinafter known as “Lender”). This loan agreement is intended to amend and restate the loan agreement on December 31, 2020 by and among the borrower and the lender, which loan agreement was amended and restated on September 16, 2021 by and among the borrower and the lender.

II. PAYMENT. This agreement, (the “Note”), shall be due and payable, including the principal and any accrued interest, in one of the following ways:

☐ $1,041,353 of the principal will be payable by January 31, 2022.

III.  INTEREST. The Note shall bear interest at a rate of two percent (2%) compounded annually. Interest will accrue starting 1/1/2021

IV. PREPAYMENT. The Borrower has the right to pay back the loan in-full or make additional payments at any time without penalty.

V. REMEDIES. No delay or omission on part of the holder of this Note in exercising any right hereunder shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The rights and remedies of the Lender shall be cumulative and may be pursued singly, successively, or together, in the sole discretion of the Lender.

VI. EVENTS OF ACCELERATION. The occurrence of any of the following shall constitute an “Event of Acceleration” by the Lender under this Note:

(a) Borrower’s failure to pay any part of the principal or interest as and when due under this Note; or

(b) Borrower’s becoming insolvent or not paying its debts as they become due.

VII. ACCELERATION. Upon the occurrence of an Event of Acceleration under this Note, and in addition to any other rights and remedies that Lender’s may have, Lender shall have the right, at its sole and exclusive option, to declare this Note immediately due and payable.

VIII. SUBORDINATION. The Borrower’s obligations under this Promissory Note are subordinated to all indebtedness, if any, of the Borrower, to any unrelated third party lender to the extent such indebtedness is outstanding on the date of this Note and such subordination is required under the loan documents providing for such indebtedness.

IX. WAIVERS BY BORROWER. All parties to this Note including the Borrower and any sureties, endorsers, and guarantors hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

XI. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of Washington.

XII. SUCCESSORS. All of the foregoing is the promise of Borrower and shall bind Borrower and Borrower’s successors, heirs and assigns; provided, however, that Lender may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the holder of this Note.

IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the day and year first above written.

Borrower’s Signature:	/s/ Sam Lai	Print: Hour Loop, Inc

Lender’s Signature:	/s/ Sam Lai	Print: Sam Lai

Lender’s Signature:	/s/ Sau Kuen Yu	Print: Sau Kuen Yu

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